Exhibit 99.1

For:	Immediate Release	Contact:	Andrea Short
	April 21, 2016		574-235-2000

First Quarter Earnings Steady at 1st Source Corporation,
Cash Dividend Declared
South Bend, IN - 1st Source Corporation (NASDAQ: SRCE), parent company of 1st Source Bank, today reported net income of $13.82 million for the first quarter of 2016, an increase of 2.27% compared to $13.51 million reported in the first quarter a year ago. Diluted net income per common share for the first quarter of 2016 was $0.53, up 3.92% over the $0.51 in the first quarter of 2015. (The March 31, 2015 share and per share information has been adjusted for a 10% stock dividend declared on July 22, 2015 and issued on August 14, 2015, unless otherwise noted.)
At its April 2016 meeting, the Board of Directors approved a cash dividend of $0.18 per common share. The cash dividend is payable to shareholders of record on May 3, 2016 and will be paid on May 13, 2016.
According to Christopher J. Murphy III, Chairman, “In spite of the challenging low interest rate environment, we saw an increase in net income over the prior year and turned in a steady performance in the first quarter. Credit quality remains strong and we have seen little increase in delinquencies or problem credits, even as issues with the energy sector affect a small portion of our construction machinery clients. While credit quality remains good we know that we are at the far reaches of a sustained weak economic period and continue to work hard to position ourselves properly for any downturn in the domestic economy.”
“During the quarter, we began renovating our banking centers in Bluffton and Huntington, Indiana. We also upgraded our mobile banking to offer greater convenience and enhance the client experience. It has been our long-term strategy to continue to invest in our branches and in technology. We have seen good client growth in many areas as a result of this focus. As always, we remain committed to our mission of helping our clients achieve security, build wealth and realize their dreams.” Mr. Murphy concluded.

HIGHLIGHTS

•	Average loans and leases grew $334.35 million or 9.10% from the first quarter of 2015.

•	Average deposits grew $336.32 million or 8.81% from the first quarter of 2015.

•	Net interest income on a tax-equivalent basis of $41.75 million increased $1.90 million or 4.76% from the first quarter of 2015.

•	Noninterest income of $21.63 million increased $1.88 million or 9.50% from the first quarter of 2015 (6.01% excluding equipment rental income).

•	Noninterest expenses of $40.71 million increased $2.64 million or 6.95% from the first quarter of 2015 (4.80% excluding leased equipment depreciation).

•	During the first quarter of 2016, the Company repurchased $8.01 million, or approximately 270,000 shares, of common stock at an average cost of $29.69 per share.

FIRST QUARTER 2016 FINANCIAL RESULTS
Loans
Average loans and leases of $4.01 billion increased $334.35 million, or 9.10% from the year ago quarter and have increased $48.97 million, or 1.24% from the fourth quarter.
Deposits
Average deposits of $4.15 billion grew $336.32 million, or 8.81% from the year ago quarter and have increased $52.36 million, or 1.28% compared to the fourth quarter.
Net Interest Income and Net Interest Margin
First quarter tax-equivalent net interest income of $41.75 million increased $1.90 million, or 4.76% from the quarter a year ago and was down $1.92 million, or 4.39% from the fourth quarter. First quarter net interest recoveries were down $0.06 million from the year ago quarter and have decreased $1.66 million relative to the fourth quarter.
First quarter net interest margin was 3.45%, a decrease of 13 basis points from the 3.58% for the same period in 2015 and a decrease of 16 basis points from the 3.61% reported in the fourth quarter.
Noninterest Income and Expense
Noninterest income for the first quarter was $21.63 million, up $1.88 million, or 9.50% from the year ago quarter, and up $0.73 million, or 3.47% from the fourth quarter. Noninterest income increased from the same quarter a year ago mainly as a result of higher equipment rental income, gains on partnership investments and increased insurance commissions offset by lower mortgage banking income. Noninterest income increased from the fourth quarter primarily as a result of gains on partnership investments and higher insurance commissions offset by lower service charges on deposit accounts due to reduced volumes of nonsufficient fund transactions.
Noninterest expense for the quarter ended March 31, 2016 was $40.71 million, up $2.64 million or 6.95% as compared to the first quarter of 2015 and down $1.04 million, or 2.49% from the fourth quarter. Noninterest expense increased from the comparable quarter a year ago mainly due to higher depreciation on leased equipment, furniture and equipment expense, salaries and employee benefits and professional fees. Depreciation on leased equipment was higher as a result of an increase in the average equipment rental portfolio. Salaries increased due to more full-time equivalent employees as a result of opening a new banking center in 2015, filling other open positions and normal performance raises. Employee benefits decreased as a result of lower health insurance claims experience. Professional fees increased due to higher legal fees and increased utilization of consulting services offset by lower audit fees. Noninterest expense decreased from the fourth quarter primarily as a result of reduced salaries and employee benefits due to lower group insurance costs.

Credit
The reserve for loan and lease losses as of March 31, 2016 and December 31, 2015 was 2.21% of total loans and leases compared to 2.30% at March 31, 2015. Net recoveries of $0.21 million were recorded for the first quarter of 2016 compared with net charge-offs of $0.33 million in the same quarter a year ago and down from $0.50 million of net recoveries in the fourth quarter. The provision for loan and lease losses was $0.98 million for the first quarter of 2016, up $0.62 million compared with the same period in 2015 and up $0.98 million from the fourth quarter. The ratio of nonperforming assets to net loans and leases was 0.51% as of March 31, 2016, down from 0.73% on March 31, 2015 and comparable to the 0.50% on December 31, 2015.
Capital
During the first quarter, the Company repurchased $8.01 million of common stock in several open market transactions. As of March 31, 2016, the common equity-to-assets ratio was 12.39%, compared to 12.41% at December 31, 2015 and 12.84% a year ago. The tangible common equity-to-tangible assets ratio was 10.96% at March 31, 2016 and December 31, 2015 compared to 11.29% a year earlier. The Common Equity Tier 1 ratio was 12.37% at March 31, 2016 compared to 12.39% at December 31, 2015 and 13.09% a year ago.
ABOUT 1ST SOURCE CORPORATION
1st Source common stock is traded on the NASDAQ Global Select Market under “SRCE” and appears in the National Market System tables in many daily newspapers under the code name “1st Src.” Since 1863, 1st Source has been committed to the success of the communities it serves. For more information, visit www.1stsource.com.
1st Source serves the northern half of Indiana and southwest Michigan and is the largest locally controlled financial institution headquartered in the area. While delivering a comprehensive range of consumer and commercial banking services through its community bank offices, 1st Source has distinguished itself with highly personalized services. 1st Source Bank also competes for business nationally by offering specialized financing services for new and used private and cargo aircraft, automobiles for leasing and rental agencies, medium and heavy duty trucks, and construction equipment. The Corporation includes 80 community banking centers in 17 counties, 8 trust and wealth management locations, 10 1st Source Insurance offices, as well as 22 specialty finance locations nationwide.
FORWARD LOOKING STATEMENTS
Except for historical information contained herein, the matters discussed in this document express “forward-looking statements.” Generally, the words “believe,” “contemplate,” “seek,” “plan,” “possible,” “assume,” “expect,” “intend,” “targeted,” “continue,” “remain,” “estimate,” “anticipate,” “project,” “will,” “should,” “indicate,” “would,” “may” and similar expressions indicate forward-looking statements. Those statements, including statements, projections, estimates or assumptions concerning future events or performance, and other statements that are other than statements of historical fact, are subject to material risks and uncertainties. 1st Source cautions readers not to place undue reliance on any forward-looking statements, which speak only as of the date made.

1st Source may make other written or oral forward-looking statements from time to time. Readers are advised that various important factors could cause 1st Source’s actual results or circumstances for future periods to differ materially from those anticipated or projected in such forward-looking statements. Such factors, among others, include changes in laws, regulations or accounting principles generally accepted in the United States; 1st Source’s competitive position within its markets served; increasing consolidation within the banking industry; unforeseen changes in interest rates; unforeseen downturns in the local, regional or national economies or in the industries in which 1st Source has credit concentrations; and other risks discussed in 1st Source’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K, which filings are available from the SEC. 1st Source undertakes no obligation to publicly update or revise any forward-looking statements.
NON-GAAP FINANCIAL MEASURES
In addition to the results presented in accordance with generally accepted accounting principles in the United States of America, this press release contains certain non-GAAP financial measures. 1st Source Corporation believes that providing non-GAAP financial measures provides investors with information useful to understanding our financial performance. Additionally, these non-GAAP measures are used by management for planning and forecasting purposes, including measures based on “tangible equity” which is “common shareholders’ equity” excluding intangible assets.
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(charts attached)

1st SOURCE CORPORATION
1st QUARTER 2016 FINANCIAL HIGHLIGHTS
(Unaudited - Dollars in thousands, except per share data)
	Three Months Ended
	March 31,	December 31,	March 31,
	2016	2015	2015
AVERAGE BALANCES
Assets	$5,209,765	$5,134,594	$4,820,453
Earning assets	4,863,774	4,792,553	4,511,467
Investments	794,849	785,903	788,561
Loans and leases	4,008,435	3,959,468	3,674,082
Deposits	4,153,273	4,100,913	3,816,955
Interest bearing liabilities	3,607,008	3,532,627	3,364,623
Common shareholders’ equity	649,597	647,027	623,397

INCOME STATEMENT DATA
Net interest income	$41,289	$43,211	$39,436
Net interest income - FTE	41,750	43,668	39,854
Provision for loan and lease losses	975	—	357
Noninterest income	21,627	20,902	19,751
Noninterest expense	40,705	41,744	38,061
Net income	13,818	14,417	13,511

PER SHARE DATA*
Basic net income per common share	$0.53	$0.55	$0.51
Diluted net income per common share	0.53	0.55	0.51
Common cash dividends declared	0.180	0.180	0.164
Book value per common share	25.14	24.75	23.80
Tangible book value per common share	21.87	21.49	20.56
Market value - High	33.50	34.35	31.35
Market value - Low	27.01	29.35	26.95
Basic weighted average common shares outstanding	25,923,530	26,059,762	26,258,273
Diluted weighted average common shares outstanding	25,923,530	26,059,762	26,258,273

KEY RATIOS
Return on average assets	1.07%	1.11%	1.14%
Return on average common shareholders’ equity	8.56	8.84	8.79
Average common shareholders’ equity to average assets	12.47	12.60	12.93
End of period tangible common equity to tangible assets	10.96	10.96	11.29
Risk-based capital - Common Equity Tier 1	12.37	12.39	13.09
Risk-based capital - Tier 1	13.63	13.65	14.49
Risk-based capital - Total	14.94	14.97	15.80
Net interest margin	3.45	3.61	3.58
Efficiency: expense to revenue	62.28	61.98	62.10
Net charge offs to average loans and leases	(0.02)	(0.05)	0.04
Loan and lease loss reserve to loans and leases	2.21	2.21	2.30
Nonperforming assets to loans and leases	0.51	0.50	0.73

	March 31,	December 31,	March 31,
	2016	2015	2015
END OF PERIOD BALANCES
Assets	$5,245,610	$5,187,916	$4,862,384
Loans and leases	4,031,975	3,994,692	3,701,132
Deposits	4,225,148	4,139,186	3,870,460
Reserve for loan and lease losses	89,296	88,112	85,098
Intangible assets	84,530	84,676	85,158
Common shareholders’ equity	649,973	644,053	624,505

ASSET QUALITY
Loans and leases past due 90 days or more	$728	$122	$190
Nonaccrual loans and leases	12,982	12,718	21,359
Other real estate	330	736	892
Former bank premises held for sale	—	—	626
Repossessions	7,201	6,927	4,607
Equipment owned under operating leases	113	121	36
Total nonperforming assets	$21,354	$20,624	$27,710

*Three months ended March 31, 2015 share and per share figures have been adjusted for a 10% stock dividend declared July 22, 2015 and issued on August 14, 2015.

1st SOURCE CORPORATION
CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(Unaudited - Dollars in thousands)
	March 31,	December 31,	March 31,
	2016	2015	2015
ASSETS
Cash and due from banks	$52,373	$65,171	$58,196
Federal funds sold and interest bearing deposits with other banks	32,854	14,550	11,068
Investment securities available-for-sale (amortized cost of $787,062, 781,232, and $778,597 at March 31, 2016, December 31, 2015 and March 31, 2015, respectively)	801,950	791,727	796,604
Other investments	21,973	21,973	20,561
Trading account securities	—	—	208
Mortgages held for sale	11,999	9,825	22,820
Loans and leases, net of unearned discount:
Commercial and agricultural	749,024	744,749	712,293
Auto and light truck	428,455	425,236	402,389
Medium and heavy duty truck	272,917	278,254	240,187
Aircraft financing	783,844	778,012	696,943
Construction equipment financing	467,782	455,565	439,530
Commercial real estate	716,610	700,268	615,555
Residential real estate and home equity	466,450	464,129	443,375
Consumer	146,893	148,479	150,860
Total loans and leases	4,031,975	3,994,692	3,701,132
Reserve for loan and lease losses	(89,296)	(88,112)	(85,098)
Net loans and leases	3,942,679	3,906,580	3,616,034
Equipment owned under operating leases, net	110,412	110,371	82,640
Net premises and equipment	54,139	53,191	49,701
Goodwill and intangible assets	84,530	84,676	85,158
Accrued income and other assets	132,701	129,852	119,394
Total assets	$5,245,610	$5,187,916	$4,862,384

LIABILITIES
Deposits:
Noninterest bearing	$926,379	$902,364	$835,403
Interest bearing	3,298,769	3,236,822	3,035,057
Total deposits	4,225,148	4,139,186	3,870,460
Short-term borrowings:
Federal funds purchased and securities sold under agreements to repurchase	169,820	130,662	123,075
Other short-term borrowings	12,094	102,567	77,071
Total short-term borrowings	181,914	233,229	200,146
Long-term debt and mandatorily redeemable securities	68,837	57,379	57,515
Subordinated notes	58,764	58,764	58,764
Accrued expenses and other liabilities	60,974	55,305	50,994
Total liabilities	4,595,637	4,543,863	4,237,879

SHAREHOLDERS’ EQUITY
Preferred stock; no par value Authorized 10,000,000 shares; none issued or outstanding	—	—	—
Common stock; no par value Authorized 40,000,000 shares; issued 28,205,674 shares at March 31, 2016 and December 31, 2015, respectively and 28,206,076 shares at March 31, 2015*	436,538	436,538	346,535
Retained earnings	260,813	251,812	311,207
Cost of common stock in treasury (2,356,417, 2,178,090, and 1,967,686 shares at March 31, 2016, December 31, 2015, and March 31, 2015, respectively)*	(56,677)	(50,852)	(44,484)
Accumulated other comprehensive income	9,299	6,555	11,247
Total shareholders’ equity	649,973	644,053	624,505
Total liabilities and shareholders’ equity	$5,245,610	$5,187,916	$4,862,384

*March 31, 2015 share data gives retrospective recognition to a 10% stock dividend declared on July 22, 2015 and issued on August 14, 2015.

1st SOURCE CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited - Dollars in thousands, except per share amounts)
	Three Months Ended
	March 31,	December 31,	March 31,
	2016	2015	2015
Interest income:
Loans and leases	$42,736	$44,019	$39,604
Investment securities, taxable	3,080	3,000	3,004
Investment securities, tax-exempt	692	731	769
Other	291	267	255
Total interest income	46,799	48,017	43,632

Interest expense:
Deposits	3,771	3,218	2,559
Short-term borrowings	161	103	103
Subordinated notes	1,055	1,055	1,055
Long-term debt and mandatorily redeemable securities	523	430	479
Total interest expense	5,510	4,806	4,196

Net interest income	41,289	43,211	39,436
Provision for loan and lease losses	975	—	357
Net interest income after provision for loan and lease losses	40,314	43,211	39,079

Noninterest income:
Trust fees	4,623	4,688	4,557
Service charges on deposit accounts	2,107	2,336	2,197
Debit card income	2,599	2,607	2,399
Mortgage banking income	1,046	1,111	1,251
Insurance commissions	1,563	1,318	1,305
Equipment rental income	6,073	6,000	5,079
Gains on investment securities available-for-sale	10	—	—
Other income	3,606	2,842	2,963
Total noninterest income	21,627	20,902	19,751

Noninterest expense:
Salaries and employee benefits	21,351	22,579	20,925
Net occupancy expense	2,501	2,466	2,461
Furniture and equipment expense	4,790	4,877	4,336
Depreciation - leased equipment	5,101	4,938	4,088
Professional fees	1,219	1,467	870
Supplies and communication	1,508	1,889	1,406
FDIC and other insurance	879	868	849
Business development and marketing expense	980	1,330	1,049
Loan and lease collection and repossession expense	427	182	363
Other expense	1,949	1,148	1,714
Total noninterest expense	40,705	41,744	38,061

Income before income taxes	21,236	22,369	20,769
Income tax expense	7,418	7,952	7,258

Net income	$13,818	$14,417	$13,511

Per common share*:
Basic net income per common share	$0.53	$0.55	$0.51
Diluted net income per common share	$0.53	$0.55	$0.51
Dividends	$0.180	$0.180	$0.164
Basic weighted average common shares outstanding*	25,923,530	26,059,762	26,258,273
Diluted weighted average common shares outstanding*	25,923,530	26,059,762	26,258,273
*The computation of three months ended March 31, 2015 per common share data and shares outstanding gives retrospective recognition to a 10% stock dividend declared on July 22, 2015 and issued on August 14, 2015.

1st SOURCE CORPORATION
DISTRIBUTION OF ASSETS, LIABILITIES AND SHAREHOLDERS’ EQUITY
INTEREST RATES AND INTEREST DIFFERENTIAL
(Unaudited - Dollars in thousands)
	Three Months Ended			Three Months Ended			Three Months Ended
	March 31, 2016			December 31, 2015			March 31, 2015
	Average Balance	Interest Income/Expense	Yield/ Rate	Average Balance	Interest Income/Expense	Yield/ Rate	Average Balance	Interest Income/Expense	Yield/ Rate
ASSETS
Investment securities available-for-sale:
Taxable	$671,989	$3,080	1.84%	$663,569	$3,000	1.79%	$665,577	$3,004	1.83%
Tax exempt	122,860	1,013	3.32%	122,334	1,074	3.48%	122,984	1,134	3.74%
Mortgages held for sale	9,137	95	4.18%	8,392	88	4.16%	13,007	126	3.93%
Net loans and leases	4,008,435	42,781	4.29%	3,959,468	44,045	4.41%	3,674,082	39,531	4.36%
Other investments	51,353	291	2.28%	38,790	267	2.73%	35,817	255	2.89%

Total earning assets	4,863,774	47,260	3.91%	4,792,553	48,474	4.01%	4,511,467	44,050	3.96%

Cash and due from banks	58,851			62,446			61,544
Reserve for loan and lease losses	(88,845)			(89,841)			(85,791)
Other assets	375,985			369,436			333,233

Total assets	$5,209,765			$5,134,594			$4,820,453

LIABILITIES AND SHAREHOLDERS’ EQUITY
Interest-bearing deposits	$3,254,262	$3,771	0.47%	$3,193,247	$3,218	0.40%	$3,029,179	$2,559	0.34%
Short-term borrowings	231,477	161	0.28%	223,202	103	0.18%	219,950	103	0.19%
Subordinated notes	58,764	1,055	7.22%	58,764	1,055	7.12%	58,764	1,055	7.28%
Long-term debt and mandatorily redeemable securities	62,505	523	3.37%	57,414	430	2.97%	56,730	479	3.42%

Total interest bearing liabilities	3,607,008	5,510	0.61%	3,532,627	4,806	0.54%	3,364,623	4,196	0.51%

Noninterest-bearing deposits	899,011			907,666			787,776
Other liabilities	54,149			47,274			44,657
Shareholders’ equity	649,597			647,027			623,397

Total liabilities and shareholders’ equity	$5,209,765			$5,134,594			$4,820,453

Net interest income		$41,750			$43,668			$39,854

Net interest margin on a tax equivalent basis			3.45%			3.61%			3.58%

The NASDAQ Stock Market National Market Symbol: “SRCE” (CUSIP #336901 10 3)
Please contact us at shareholder@1stsource.com